                                                                     Exhibit 4.2

                             NESS TECHNOLOGIES, INC.

                                OPTION AGREEMENT

                                Made this [date]

BETWEEN:           Ness Technologies, Inc., a Delaware corporation
                       having offices at Kiryat Atidim, Tel Aviv, Israel
                       (hereinafter, the "Company")
                                                                 on the one part
AND:               Name:
                         --------------------------------
                   I.D. No.
                            -----------------------------
                   residing at
                               --------------------------
                   (hereinafter the "Optionee")
                                                               on the other part

      WHEREAS, the Company's stockholders adopted, at its annual meeting on June
13, 2007, the 2007 Stock Option Plan (the "2007 Plan") attached hereto as
Exhibit A and forming an integral part hereof; and

      WHEREAS, the Company's Stock Option and Compensation Committee ("the
Committee") has approved the granting of an option to the Optionee on the date hereof and subject to all the terms and conditions as set forth in the 2007 Plan and as provided herein.

      NOW, THEREFORE, it is agreed as follows:

PREAMBLE AND DEFINITIONS

The preamble to this Option Agreement constitutes an integral part hereof.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the 2007 Plan.

GRANT OF OPTIONS

The Company hereby grants the Optionee the number of options set forth in
Section 1 of Exhibit B attached hereto and forming an integral part hereof (the
"Options"), each Option shall be exercisable for one share of the Company's common stock, par value $.01 per share (the "Shares"), taken from the total number of shares reserved for purposes of the 2007 Plan in the Company's authorized capital, at a price per Share set forth in Section 2 of such Exhibit
B (the "Purchase Price"), on the terms and subject to the conditions hereinafter provided.

         The Purchase Price is stated and will be paid in U.S. dollars.

The Optionee acknowledges that the Company intends to issue additional Shares, options and other instruments convertible into shares in the future to various entities and individuals, as the Company in its sole discretion shall determine.

PERIOD OF OPTIONS AND CONDITIONS OF EXERCISE

The term of this Option Agreement shall commence on the date hereof (the "Date of Grant") and shall terminate at the Expiration Date (as set forth in Section 3 of Exhibit B), or at any other time at which the Options expire pursuant to the terms of the 2007 Plan or pursuant to this Option Agreement.

Subject to the provisions of the 2007 Plan, Options shall vest and first become exercisable according to the vesting dates set forth in Exhibit B hereto.

Once vested, Options may be exercised by the Optionee, at any time or from time to time, in whole or in part, prior to the Expiration Date, provided that, subject to the provisions of Section 8 of the 2007 Plan, the Optionee is an employee or providing services to the Company or any of its Affiliates at all times during the period beginning with the Date of Grant through the relevant vesting date and ending upon the date of exercise.

The Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Shares would be deliverable upon exercise, such fraction shall be rounded up to the nearest whole number in the event it equals one-half or more, or otherwise rounded down, to the nearest whole number.

CHANGE OF CONTROL

Upon the occurrence of a "Change in Control" (as defined in the 2007 Plan), the
Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such
Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

EXERCISE OF OPTIONS

Options may be exercised in accordance with the provisions of Section 8.4 of the
2007 Plan.

In order for the Company to issue Shares upon the exercise of any of the
Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's incorporation documents. The Optionee further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the
Optionee.

The Optionee acknowledges that the Company has transferred the day-to-day administration of its options system, including the Options, to an independent contractor and undertakes to follow the rules and practices of such independent contractor (currently Tamir Fishman Employees Benefits Ltd.) regarding the exercise of the Options. The Optionee acknowledges that the Company may, from time to time and in its sole discretion, transfer the day-to-day administration of its options system, including the Options, to another independent contractor or decide to administer its option system internally.

                                      -2-

The Company shall not be obligated to issue any Shares upon the exercise of an
Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

Each Option shall be subject to the further requirement that, if at any time the
Board (or the Committee) shall determine in its sole discretion that the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issuance of Shares thereunder, such Option may not be exercised in whole or in part, unless such consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board or the Committee.

RESTRICTIONS ON TRANSFER OF OPTIONS AND SHARES

The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the 2007 Plan and in the Company's incorporation documents, in any shareholders' agreement to which the holders of shares of common stock of the Company are bound or in or in any applicable law including securities law of any jurisdiction

With respect to any Approved 102 Option, subject to the provisions of Section
102 of the Israeli Income Tax Ordinance (New Version), 1961, and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved
102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the
Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

The Optionee acknowledges that in the event additional shares of the Company shall be registered for trading in any public market, the Optionee's right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

The Optionee acknowledges that in order to enforce the above restriction, the
Company may impose stop-transfer instructions with respect to the exercised
Shares.

The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations or any lock up imposed by the Company.

The Optionee agrees that the Company shall have the authority to imprint upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this
Option Agreement).

                                      -3-

With respect to any person subject to the reporting requirements of Section
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a
"Reporting Person"), transactions under the 2007 Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the 2007 Plan or any action by an authority under the
2007 Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each Option to a Reporting Person under the 2007 Plan shall be deemed issued subject to the foregoing qualification.

TAXES; INDEMNIFICATION

The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS
ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF
RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the
Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the
Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.
Furthermore, the Optionee hereby agrees to indemnify the Company and/or its
Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payment of the Optionee's tax or other liabilities arising from Options which were granted to him and/or from the Shares issued upon the exercise of Options.

With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement, attached as Exhibit C hereto, and agrees to be bound by its terms.

MISCELLANEOUS

NO OBLIGATION TO EXERCISE OPTIONS.  The grant and acceptance of these Options imposes no obligation on the Optionee to exercise any or all of the Options.

CONFIDENTIALITY. The Optionee shall regard the information in this Option
Agreement and its exhibits attached hereto as confidential information and the
Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

                                      -4-

CONTINUATION OF EMPLOYMENT OR SERVICE. Neither the 2007 Plan nor this Option
Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee's employment or service and nothing in the 2007 Plan or in this
Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

ENTIRE AGREEMENT. Subject to the provisions of the 2007 Plan, which have been incorporated herein by reference, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the
Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the
Optionee and the Company with respect to the subject matter hereof.

FAILURE TO ENFORCE - NOT A WAIVER. The failure of any party to enforce at any time any provisions of this Option Agreement or the 2007 Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

PROVISIONS OF THE 2007 PLAN. The Options provided for herein are granted pursuant to the 2007 Plan and said Options and this Option Agreement are in all respects governed by the 2007 Plan and subject to all of the terms and provisions of the 2007 Plan.

            Any interpretation of this Option Agreement will be made in accordance with the 2007 Plan but in the event there is any contradiction between the provisions of this Option Agreement and the 2007 Plan, the provisions of the Option Agreement will prevail.

ARBITRATION. Notwithstanding anything to the contrary contained in the 2007
Plan, any dispute in relation with the 2007 Plan and this Option Agreement and the exercise or rights thereunder, shall be decided by arbitration by the legal counsel to the Company or any person nominated by such legal counsel (the
"Arbitrator"), who shall decide such dispute in accordance with the provisions of the Arbitration Law, 1968 and its supplement. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee. The Optionee will exempt the Arbitrator from any liability in respect of any action or decision made in connection with the arbitration.

BINDING EFFECT. The 2007 Plan and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The

                                      -5-

Optionee is responsible for notifying the Company in writing of any change in the Optionee's address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

                              Company's Signature:

By:                                         By:
    -----------------------------               --------------------------------
Name: Ilan Rotem                            Name: Hadas Halbreich
Title: Secretary & General Counsel          Title: Compensation and Benefits
                                                   Manager

                                      -6-

                    Optionee's Acknowledgement and Acceptance

      I, the undersigned, hereby acknowledge receipt of a copy of the 2007 Plan and accept the Options subject to all of the terms and provisions thereof. I have reviewed the 2007 Plan and this Option Agreement in its entirety, and fully understand all provisions of this Option Agreement. I agree to notify the
Company upon any change in the residence address indicated above.

------------       ------------------------------
Date               Optionee's Signature

                                      -7-

                                    EXHIBIT A

                 Ness Technologies, Inc. 2007 Stock Option Plan

                                    EXHIBIT B

                       TERMS AND CONDITIONS OF THE OPTIONS

1.    Number of Options granted: [________]

2.    Price per Share: NASDAQ closing price on [____________]

3.    Date of Grant:____________

4.    Expiration Date:__________

5.    Vesting and Exercise dates as follows:

        Number of Options                    Vesting Date
    --------------------------             -----------------
    [______________] [33 1/3%]              [______________]
    [______________] [33 1/3%]              [______________]
    [______________] [33 1/3%]              [______________]

Signatures:

            ----------------------      ---------------------
            The Optionee                The Company

                                    EXHIBIT C

                                 Trust Agreement